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[iVILLAGE LOGO]


FOR IMMEDIATE RELEASE


                        iVILLAGE NAMES DOUG McCORMICK CEO

        Candice Carpenter to Serve as Chairman of the Board of Directors

NEW YORK - July 27, 2000 - iVillage Inc. (Nasdaq: IVIL), operator of iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage), the leading women's network online, today announced that Doug McCormick, President of iVillage, has been elevated to Chief Executive Officer, effective August 1st. Candice Carpenter, current CEO, will serve as Chairman of the Board.

With this announcement, Ms. Carpenter will continue to be involved in the company's long-term strategic direction including developing global partnerships, building corporate alliances and leveraging the brand into other media. Mr. McCormick takes over the full management and operations of the company.

"This is a natural step in the evolution of iVillage, and in my own evolution," said Candice Carpenter. "The timing for this is right as the company is poised to take advantage of its position as a market leader. As we further drive operating leverage to gain profitability, iVillage is now at a period where Doug's talents are extremely useful to the company. In addition, it is becoming more important to put a face on our brand to help connect women to it. In addition to leveraging the brand in other media and forging relationships, I am eager to spend more time in this role, representing the brand to women here and around the world."

Under Ms. Carpenter's leadership as CEO, iVillage has become one of the leading destinations on the Internet and has been the consistent leader in the online women's market, with over 10 million unique visitors a month(i). The company has the highest concentration of women among the top 50 sites and is 6th in percentage visitor growth over the last 12 months, also among the top 50 sites. It is one of the top 20 Internet brands(ii), with a brand awareness in its target group of 67%.

As a result of early commitment to sponsorships with blue-chip brands, iVillage delivers the highest revenue per thousand page view of all the leading online media sites. Ms. Carpenter's vision in building vibrant online communities broke the path for bringing women online and continues to make the network one of the stickiest destinations on the web, consistently in the top 25. This active participation of members was built into a significant permission-based marketing platform, with over 86 million newsletters a month across 75 topics of concern to women.



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The company has accelerated its profitability date by two quarters since the
IPO, and EBITDA losses have declined 40% over the last two quarters. iVillage is expected to be cash positive in the second half of 2001, and signed two significant joint ventures in the last 6 months, one with Unilever to launch a beauty-related site, the other with Tesco in the UK to launch iVillage UK, the company's first step in international expansion.

Carpenter continued, "Doug was formative in developing the advertising business for cable and drove Lifetime's revenues from $90 million to nearly half a billion dollars during his tenure as CEO. Over the last two years, Doug has garnered our respect and trust. I've always believed that when you find a great talent that fits the challenges of the day, you give them the room to run, and Doug has proven in a short time that he has the tenacity, focus and drive to optimize the business at this stage."

"Having served the company for nearly two years as a member of the board, the more I have gotten to know iVillage the more I have been impressed with the business Candice and Nancy have built," said Doug McCormick. "The company is in a prime position to capture the rewards of its leadership position, and I appreciate Candice's trust in giving me an expanded role. I look forward to increasing revenue, growing the business and leveraging the strength of the brand to develop a premier media company for the women's online market."

Previously, Doug served as CEO at Lifetime Television. During his six-year tenure there, he created the programming and marketing strategy, "Television for Women," which is credited with increasing the market value of the network by more than three billion dollars.

Carpenter continued, "He not only brings the experience of running a leading women's media company, but also the know-how of building one of the most profitable networks in the country."

McCormick was instrumental in bringing cause-related marketing on behalf of women to advertisers. His efforts on behalf of women's and children's issues have won him many awards, including top honors from the New York Women's Agenda, Girls, Inc. and the Golden Cable ACE for Lifetime's efforts in combating breast cancer. He was also cited with the National Women's Political Caucus' prestigious "Good Guy Award."

He sits on the Board of Trustees of American Women in Radio and Television Foundation, the Ad Council, the Child Care Action Campaign, the Women's Sports Foundation, and is a former officer of the Cable Advertising Bureau. He received his MBA from Columbia University and resides in Manhattan.


About iVillage.com: The Women's Network

iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage) is the leading women's network online providing practical solutions and everyday support for women between the ages of 25 and 54. iVillage.com is organized into branded communities across 16 content channels that focus on issues of most importance to women and provide interactive services, peer support and online access to experts and tailored shopping opportunities. Content channels include allHealth, Astrology, Beauty, Click!: Where Computers Make Sense, Diet & Fitness, Food,



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Garden, MoneyLife, ParentsPlace, Parent Soup, Pets, Readers & Writers,
Relationships, Travel, Work from Home and Working Diva. Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq: IVIL) is a new media company, recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.


Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, and (iv) the impact of recent and future acquisitions on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.


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CONTACTS:
---------

Media:

Jason Stell                   Carl Fischer
iVillage Inc.                 The Abernathy MacGregor Group
212.206.3141                  212.371.5999
jason@mail.ivillage.com       CRF@abmac.com

Analysts and Investors:

Barbara Coffey                Carina Thate
iVillage Inc.                 The Abernathy MacGregor Group
917.326.4193                  212.371.5999
bcoffey@mail.ivillage.com     CCT@abmac.com

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(i) DoubleClick DART Proprietary Report, June 2000
(ii) e-Branding Index, Corporate Branding, LLC



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